                           ASSET PURCHASE AGREEMENT

                                      by

                                      and

                                     among


                           MEGAMARKETING CORPORATION

                     MEGAMARKETING ACQUISITION THREE, INC.

                           ABERDEEN MARKETING, INC.

                                 PROMAIL, INC.

                                GLOBALTEL, INC.

                                      and

                 THE SHAREHOLDERS OF ABERDEEN MARKETING, INC.




                                                             Dated June 19, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 - THE EXCHANGE.......................................................1
            1.1  Terms of the Exchange.........................................1
            1.2  Closing.......................................................4

ARTICLE 2 - ESCROW OF SHARES...................................................5

ARTICLE 3 - RULES OF CONSTRUCTION..............................................8

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER AND THE
      SHAREHOLDERS............................................................10
            4.1   Corporate Organization......................................10
            4.2   Capitalization..............................................10
            4.3   Authority; No Violation.....................................11
            4.4   Financial Statements........................................12
            4.5   Broker's and Other Fees.....................................12
            4.6   Absence of Certain Changes or Events........................12
            4.7   Legal Proceedings...........................................13
            4.8   Taxes and Tax Returns.......................................13
            4.9   Employee Benefit Plans and Relations........................14
            4.10  Compliance with Applicable Laws.............................15
            4.11  Certain Contracts...........................................16
            4.12  Properties and Insurance....................................17
            4.13  Environmental Matters.......................................18
            4.14  Intellectual Property.......................................18
            4.15  No Parachute Payments.......................................19
            4.16  Absence of Certain Agreements and Practices.................19
            4.17  Major Vendors and Customers.................................20
            4.18  Accounts Receivable.........................................20
            4.19  Corporate Records...........................................20
            4.20  Combinations Involving Seller...............................21
            4.21  Bank Accounts...............................................21
            4.22  Labor Relations.............................................21
            4.23  Disclosure..................................................21
            4.24  Investment Intent...........................................21

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS....................22
            5.1  Ownership of Shares..........................................22
            5.2  Authorization................................................22
            5.3  Absence of Violations or Conflicts...........................22
            5.4  No Consents Required.........................................23
            5.5  No Claims Against Seller.....................................23
            5.6  Litigation Related to this Agreement.........................23
            5.7  Investment Intent............................................23

            5.8  Access to Information; Accredited Investor Status............24
            5.9  Economic Risk................................................24
            5.10 Tax Advice...................................................24

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT..........................24
            6.1  Corporate Organization.......................................24
            6.2  Capitalization...............................................25
            6.3  Authority; No Violation......................................25
            6.4  Financial Statements.........................................26
            6.5  Broker's and Other Fees......................................27
            6.6  Parent Common Stock..........................................27
            6.7  Disclosure...................................................27

ARTICLE 7 - COVENANTS AND CERTAIN TRANSACTIONS OF THE PARTIES.................27
            7.1  Best Efforts; Further Assurances; Cooperation................27
            7.2  Public Announcements.........................................27
            7.3  Shareholders' Approval.......................................27
            7.4  Shareholder Agreements.......................................28
            7.5  Employee Matters.............................................28
                 (a)   Employee Benefits......................................28
                 (b)   Employment Agreements..................................28
            7.6  Tax Matters;.................................................28
                 (a)   Cooperation and Exchange of Information................28

ARTICLE 8 - CLOSING CONDITIONS................................................29
            8.1  Conditions of Each Party's Obligations Under this Agreement..29
                 (a)   Approval of Shareholders...............................29
                 (b)   Approvals and Regulatory Filings.......................29
                 (c)   Suits and Proceedings..................................29
            8.2  Conditions to the Obligations of Parent and Purchaser Under
                 this Agreement...............................................29
                 (a)   Representations and Warranties; Covenants and
                       Agreements; Consents...................................29
                 (b)   Opinion of Counsel.....................................30
                 (c)   Certificates...........................................30
                 (d)   Employment Agreements..................................30
                 (e)   Shareholders Agreement................................ 30
                 (f)   Wachovia Financing.....................................30
            8.3  Conditions to the Obligations of Seller and the Shareholders
                 Under this Agreement.........................................30
                 (a)   Representations and Warranties; Covenants and Agreements;
                       Consents...............................................30
                 (b)   Opinion of Counsel to Parent...........................31
                 (c)   Certificates...........................................31
                 (d)   Employment Agreements..................................31
                 (e)   Shareholders Agreements................................31

ARTICLE 9 - TERMINATION, AMENDMENT AND WAIVER.................................32
            9.1  Specific Performance.........................................32
            9.2  Amendment....................................................32
            9.3  Extension; Waiver............................................32

ARTICLE 10 - INDEMNIFICATION..................................................32
            10.1 Indemnification by Seller and the Shareholders...............32
            10.2 Indemnification by Parent....................................33
            10.3 Claims for Indemnification...................................33
            10.4 Defense of Claim by Third Parties............................34
            10.5 Third Party Claim Assistance.................................34
            10.6 Settlement of Indemnification Claims.........................34
            10.7 Manner of Indemnification....................................35
            10.8 Indemnification Exclusive Remedy.............................35
            10.9 Certain Limitations..........................................35

ARTICLE 11 - MISCELLANEOUS....................................................35
            11.1 Expenses.....................................................35
            11.2 Notices......................................................36
            11.3 Parties in Interest..........................................38
            11.4 Entire Agreement.............................................38
            11.5 Counterparts.................................................38
            11.6 Governing Law................................................38
            11.7 Arbitration..................................................39
            11.8 Invalidity of any Part.......................................39
            11.9 Time of the Essence; Computation of Time.....................39

                            EXHIBITS AND SCHEDULES

            Exhibit No.             Description
            -----------             -----------

            Exhibit 8.2(b)          Form of Opinion of Counsel to Seller
            Exhibit 8.2(d)          Form of Employment Agreement
            Exhibit 8.2(e)          Form of Shareholders Agreement
                                      and First Amendment Thereto
            Exhibit 8.3(b)          Form of Opinion of Counsel to Parent

            Schedule No.            Description
            -----------------       -----------

            Schedule 1.1(a)         Excluded Assets
            Schedule 1.1(a)(ii)     Certain Obligations to Shareholders Assumed
                                     by Purchaser
            Schedule 1.1(c)         Allocation of Consideration
            Schedule 1.3            Liens and Encumbrances
            Schedule 1.5            Other Insurance Presently in Effect
            Schedule 2.2(a)         Certain Customers


            Seller Disclosure
            Schedule No.            Description
            -----------------       -----------

            Schedule 4.1            Corporate Documents
            Schedule 4.2            Seller's Capitalization
            Schedule 4.3            Authorizations; Defaults; Conflicts and
                                     Liens Created
            Schedule 4.4            Seller Financial Statements
            Schedule 4.5            Broker's and Other Fees
            Schedule 4.6            Material Adverse Effects
            Schedule 4.7            Legal Proceedings
            Schedule 4.8            Taxes and Tax Returns
            Schedule 4.9            Employee Benefit Plans
            Schedule 4.10           Compliance with Applicable Laws
            Schedule 4.11           Material Contracts
            Schedule 4.12           Properties and Insurance
            Schedule 4.14           Properties and Intellectual Property
            Schedule 4.15           Parachute Payments
            Schedule 4.16           Absence of Agreements and Practices
            Schedule 4.17           Major Vendors and Customers
            Schedule 4.18           Accounts Receivable
            Schedule 4.21           Bank Accounts
            Schedule 4.22           Labor Relations

            Shareholder Disclosure
            Schedule No.            Description
            ----------------------  -----------

            Schedule 5.4            Required Authorizations
            Schedule 5.5            Claims by Shareholders against Seller

            Parent Disclosure
            Schedule No.            Description
            ----------------------  ----------

            Schedule 6.1            Parent's Subsidiaries; Corporate Documents
            Schedule 6.2            Parent's Capitalization
            Schedule 6.3            Defaults; Conflicts and Liens Created
            Schedule 6.4            Parent Financial Statements
            Schedule 7.5(c)         Insurance Benefits

                           ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT, dated the 19th day of June 1998 (the "Agreement"), is by and among MegaMarketing Corporation, a Georgia corporation ("Parent"); MegaMarketing Acquisition Three, Inc., a Georgia corporation and a wholly-owned subsidiary of Parent ("Purchaser," which will change its name to Aberdeen Marketing Group, Inc.); Aberdeen Marketing, Inc. ("Aberdeen Marketing"); a Georgia corporation; ProMail, Inc. ("ProMail"), a Georgia corporation; GlobalTel, Inc. ("GlobalTel"), a Georgia corporation; and the undersigned shareholders (each a "Shareholder" and, collectively, the "Shareholders") of Seller ("Seller" as used in this Agreement means Aberdeen Marketing, Aberdeen Corp, ProMail and GlobalTel, collectively, and except as otherwise indicated herein or unless the context otherwise requires, any reference to Seller herein shall include all of such corporations or each of such corporations as the context requires.)

                                   Recitals
                                   --------

            (1) The parties to this Agreement have agreed that Purchaser will acquire substantially all of the assets of Seller for the consideration described in this Agreement (the "Transaction").

            (2) The Boards of Directors of Seller, Parent and Purchaser have duly adopted and approved this Agreement, and the Boards of Directors of Seller have recommended this Agreement to the Shareholders and directed that it be submitted to the Shareholders for approval.

            (3) The Shareholders have agreed to vote in favor of the Transaction.

            NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:


                           ARTICLE 1 - THE EXCHANGE

            1.1  Terms of the Exchange.  On the basis of the representations,
                 ---------------------
warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

                 (a) Seller shall sell, assign, transfer, and convey as a going concern to Purchaser at the Closing (as defined below) all properties and assets of Seller at the date of the Closing of every kind and nature whatsoever (other than the assets listed in Schedule 1.1(a) (the "Excluded Assets")),
                                 ---------------
including the names, trademarks, contractual rights, books and records (other than minute books, stock ledgers and stock transfer books), business, and goodwill of Seller; and, in consideration therefor, Purchaser shall:

                       (i) Deliver to Seller at the Closing a certificate registered in its name for 719,425 shares of the Common Stock, without par value ("Parent Common Stock") of

Parent (the "Shares," which certificate shall be deposited into escrow as provided in Article 2);

                       (ii) Assume at the Closing all obligations and liabilities of Seller as are in conformity with the representations and warranties of Seller and the Shareholders except for the following (the "Excluded Liabilities"):

                             (A)    any tax or other obligation or liability
arising out of or based upon the transactions contemplated by this Agreement or incurred by Seller or any Shareholder by reason of the preparation of this Agreement (provided that Purchaser agrees to assume and pay expenses, charges, fees and costs associated with the Transaction in an amount not to exceed $23,000, not less than $11,500 of which shall be paid to The Hishon Firm, LLC);

                             (B) any obligation or liability under any
contract, agreement, lease, license, instrument, understanding, or arrangement which is assigned by Seller to Purchaser (x) if failure to obtain a required consent to assignment by Seller to Purchaser deprives Purchaser of the enjoyment of any of Seller's material rights thereunder, or (y) if such contract, agreement, lease, license, instrument, understanding, or arrangement is not assigned by Seller to Purchaser as a result of Section 1.1(e) or otherwise;

                             (C) any tax-related obligation whatsoever other
than the Indemnified Tax Claim (as defined below);

                             (D) any liability whatsoever to R. David Farr,
Jr. and any and all expenses, charges, fees and costs related thereto or arising out of the defense or prosecution of any claim by or against Seller, Parent, Purchaser (or their officers, directors, employees and agents) or the Shareholders by or against Mr. Farr (whether heretofore or hereafter incurred) (collectively, the "Farr Liabilities"), provided that all legal fees and disbursements owed to The Hishon Firm, LLC through the Closing Date for legal services related to litigation or arbitration with Mr. Farr shall not be part of the Farr Liabilities and consequently shall be assumed by Purchaser;

                             (E) any obligation or liability arising out of,
based upon, or in connection with the Excluded Assets;

                             (F) the following obligations of Aberdeen
Marketing: that certain memorandum between Aberdeen Marketing and William Knight and Bruce Malloy dated November 4, 1997 relating to consulting services in support of Aberdeen's acquisition activity, that certain engagement letter between Aberdeen Marketing and Hanevan Financial Services dated March 31, 1997, and that certain engagement letter between Aberdeen Marketing and Cushman & Wakefield of Georgia, Inc.; and

                             (G) any and all claims, rights and causes of
action that the Shareholders may have or may have had against Seller arising out of any transactions between the Shareholders and Seller prior to, or arising with respect to any act or omissions occurring prior to the Closing; provided, however, that the foregoing shall not include accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement), nor shall it apply to the obligations listed on Schedule 1.1(a)(ii) and assumed by
                                      ---------------
Purchaser. (The Shareholders hereby agree that if the obligations listed on
Schedule 1.1(a)(ii) are not paid in full on or before December 31, 1998, the
-------------------
Shareholders shall be deemed to have waived any and all claim against Purchaser or Parent for repayment of the same.)

                       (b) Except as set forth in Section 1.1(a)(ii) Purchaser shall not assume or be responsible for any obligation or liability of Seller of any nature, accrued or contingent.

                       (c) The consideration paid by Purchaser shall be allocated among Seller's assets as set forth in Schedule 1.1(c).
                                                ---------------

                       (d) With respect to any properties or assets sold under this Agreement that cannot be physically delivered to Purchaser because they are in the possession of third parties, or otherwise, Seller and the Shareholders shall give irrevocable instructions to the party in possession thereof, if such be the case, with copies to Purchaser, that all right, title, and interest therein have been vested in Purchaser and that the same are to be held for Purchaser's exclusive use and benefit.

                       (e) To the extent that the assignment by Seller to Purchaser of any contract, agreement, lease, license instrument, understanding, or arrangement to be assigned to Purchaser under this Agreement shall require the consent of a party other than Seller or any Shareholder which has not been obtained by the Closing and if Purchaser shall nevertheless elect to consummate the transactions contemplated by this Agreement, this Agreement shall not constitute an agreement to assign the same if an attempted assignment without such consent would constitute a breach thereof unless Purchaser before, at, or after the Closing elects in a writing delivered to the Shareholders, specifically identifying such absent consent, to waive such consent.

            "Indemnified Tax Claim" - means the liability of Mr. Ellinger and his spouse to the Internal Revenue Service (the "I.R.S.") arising out of the I.R.S.' claim that the Ellingers owe additional tax, interest and penalties for their 1995 taxable year as reflected in the correspondence from the I.R.S. to them, true and correct copies of which have been delivered to Purchaser. The claim relates solely to two issues: (i) whether Mr. Ellinger had sufficient basis in his ProMail and GlobalTel stock to permit him to deduct his distributive share of the their taxable loss for 1995, and (ii) whether Aberdeen Marketing's income for 1995 should be computed based upon the accrual method of accounting (the "Adjustments"). Mr. Ellinger, Parent and Purchaser each acknowledge and agree that the impact of the Adjustments, if sustained by the United States Tax Court or otherwise settled with the I.R.S., may have an impact upon the Ellingers' taxable income for 1996, 1997 and 1998. Purchaser and Parent agree to indemnify and hold the Ellingers harmless from and against the amount of such indemnity for 1995 as finally determined; provided, however, that the amount of such liability shall be reduced by the accumulation of any tax and interest incurred as a result of the consistent application of the Adjustments and tax benefit (including interest) received by the Ellingers for their 1996, 1997 or 1998 taxable years as a result of the consistent application of the Adjustments. The foregoing indemnification obligation is conditioned upon Purchaser's written approval of the final settlement of such claim by Mr. and Mrs. Ellinger (if such a settlement is entered into), which approval shall not be unreasonably withheld. Purchaser shall pay the reasonable attorney's fees and expenses of The Hishon Firm, LLC incurred after the date of execution of this Agreement attributable to the Adjustments. Purchaser shall, however, have the right in its sole discretion exercisable after December 31, 1998, to appoint other counsel if Purchaser is dissatisfied with the fees, expenses or progress of the Tax Court case.

            1.2  Closing. The consummation of the transactions contemplated by
                 -------
this Agreement (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309 at 2:00 p.m. on June 19, 1998 (the "Closing Date"). At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 8.

            1.3  Transactions at the Closing. The following transactions shall
                 ---------------------------
take place at the Closing:

                 (a) Seller and the Shareholders shall deliver to Purchaser all such warranty deeds in form for recording, bills of sale, assignments, evidences of consent, and other instruments or documents as in the opinion of counsel to Purchaser may be necessary or desirable to evidence or perfect the sale, assignment, transfer, and conveyance of good title to all properties and assets to be sold to Purchaser by Seller under this Agreement, in each case free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Schedule 1.3). Seller shall also
                                           ------------
deliver to Purchaser all books and records of Seller (except minute books, stock ledgers and stock transfer books, which shall always be available for inspection by Purchaser); provided, however, that Seller and its officers, employees, counsel, and agents shall be afforded free and full access to its tax and accounting records relating to periods prior to the Closing and shall be permitted to make extracts from and copies of such records.

                 (b) Parent shall deliver to Seller the Shares, which shall be deposited into escrow as provided in Article 2.

                 (c) Purchaser shall deliver to Seller an instrument of assumption of the obligations and liabilities of Seller which Purchaser has agreed to assume pursuant to Section 1.1(a)(ii). In addition, Purchaser shall deliver a specific instrument of assumption of any contractual obligation of Seller that Purchaser has agreed to assume pursuant to Section 1.1(a)(ii) if a party thereto (other than Seller or any Shareholder) shall condition the assignment thereof to Purchaser on receipt of such specific instrument.

                 (d) Parent shall deliver to Purchaser those certain stock option agreements granting the Shareholders the right to purchase as many as 175,000 shares of Parent Common Stock on the terms provided therein.

                 (e) If and to the extent required by creditors and other obligees of Seller, Parent shall on the Closing Date and thereafter deliver such guarantees to such creditors and obligees, provided that they are in a form reasonably acceptable to Parent and its counsel.

                         ARTICLE 2 - ESCROW OF SHARES

            2.1. Escrow Agreement. Stock certificates for the Shares shall be
                 ----------------
deposited into escrow in accordance with that certain Escrow Agreement (the "Escrow Agreement") among Parent, the Shareholders and First Union National Bank (the "Escrow Agent") dated the date of this Agreement. The number of Shares in escrow shall be subject to adjustment and released from escrow as provided in this Article 2. In each instance in which a portion of the Shares is to be released or cancelled and another portion is to remain in escrow, Parent shall cause appropriate stock certificates to be prepared and delivered to the Escrow Agent.

            2.2  EBITDA Adjustment.
                 -----------------

                 (a) The number of Shares in escrow shall first be adjusted in accordance with this Section 2.2 based upon Purchaser's Adjusted EBITDA (as defined below) determined by Parent's public accounting firm, which shall be of nationally recognized reputation (the "Accountants"). The parties to this Agreement agree that Arthur Andersen LLP is such a firm and is acceptable to each of them. (Arthur Andersen shall not be deemed to be an arbitrator, however, and the determination of Adjusted EBITDA as provided in this Section 2.2 shall be subject to arbitration as provided in this Agreement.) Not later than February 28, 1999, the Accountants shall complete their audit of the financial statements of Purchaser for the period from the Closing Date through December 31, 1998. As a part of their audit the Accountants shall determine "Adjusted EBITDA," which shall mean EBITDA (as defined below), adjusted as follows:

            EBITDA shall be annualized by dividing EBITDA by the number of days in the period from the Closing Date through December 31, 1998, then multiplying the result by 365.

            Adjusted EBITDA is equal to annualized EBITDA multiplied by six (6), minus the sum of:

                       (i) the Net Cash (as defined below) provided to Purchaser by Parent or its affiliates through December 31, 1998;

                       (ii) fifty percent (50%) of the amount of annualized EBITDA derived from sales by Purchaser to Genesis Direct, Inc. and Control Group, Ltd. and their customers who are not already customers of Seller on the Closing Date or listed in Schedule 2.2(a) to this Agreement;
                          --------------
                       (iii) The excess liability, if any, as of the Closing Date for postage collected by Seller from customers but not expended on behalf of customers over the sum of funds held in escrow or otherwise segregated to pay postage for customers (provided that such liability shall not be taken into account in calculating EBITDA given that it is being deducted here in the calculation of Adjusted EBITDA); and

                       (iv) all legal fees and disbursements owed to The Hishon Firm, LLC for legal services related to the Indemnified Tax Claim that were provided during the period beginning on the Closing Date and ending on December 31, 1998.

            "EBITDA" - means the sum of (i) Net Income (as defined below) of Purchaser from the Closing Date through December 31, 1998, plus (ii) the following items of Purchaser for such period: interest and tax expense, depreciation and amortization, all determined in accordance with GAAP (as defined below).

            "GAAP" - means generally accepted accounting principles consistently applied and maintained throughout the period.

            "Net Cash" - (a) the cash advanced by Parent and its affiliates to Purchaser, minus (b) the sum of (i) repayments by Purchaser of such advances and
(ii) prepayments of equipment loans owed to Wachovia Bank, N.A. Net Cash up to $500,000 shall be provided to Purchaser only upon the request of Mr. Ellinger, provided that Purchaser shall pay its payables and incur expenses in the ordinary course of prudent business management as approved by the board of directors of Purchaser. Without limiting the foregoing, Purchaser's payables shall be current in accordance with the standard practices and expectations in the industry. Net Cash shall not include any cash advanced to pay off secured indebtedness for money borrowed or capitalized obligations. Repayment of cash advanced by Parent shall be made as soon as practicable after the request of Mr. Ellinger, provided that Purchaser's working capital shall not be unduly depleted.

            "Net Income" - the net income (or net loss) of Purchaser from the Closing Date through December 31, 1998 after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

                       (i) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                       (ii) any write-up of any asset to the extent that the amount thereof exceeds write-downs taken of such asset within the period;

                       (iii) the proceeds of any life insurance policy;

                       (iv) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period and except for the reversal of any bad debt allowance in accordance with GAAP; and

                       (v)   any other extraordinary items.

                 (b) If Adjusted EBITDA is $3,000,000 or more, then all of the Shares shall remain in escrow to serve as collateral for the representations and warranties of Seller and the Shareholders in this Agreement. If Adjusted EBITDA is less than $3,000,000 but more than $1,000,000, then the number of Shares in escrow shall be decreased to a number of Shares equal to the product of (x) the number of Shares in escrow, multiplied by (y) a fraction having a numerator equal to the amount of Adjusted EBITDA and a denominator of $3,000,000. If Adjusted EBITDA is $1,000,000 or less, then the number of Shares in escrow shall be decreased to 239,808.

                 (c) Parent shall direct the Accountants to prepare and deliver a written report (the "Accountants' Instructions") to Parent and the Shareholders reflecting the foregoing calculations and instructing the Escrow Agent to retain or exchange stock certificates for the Shares as required by this Section 2.2. Parent and the Shareholders shall deliver the Accountants' Instructions to the Escrow Agent (along with appropriate stock certificates prepared by Parent, if applicable). The number of Shares equal to (x) the number of Shares originally deposited into escrow, minus (y) the reduced number of Shares, if applicable, shall by virtue of this Agreement be deemed for all purposes to be cancelled effective upon the delivery to the Escrow Agent of the replacement stock certificates for the reduced number of Shares. The Shares originally deposited into escrow, or the reduced number of Shares, as applicable, shall remain in escrow to serve as collateral for the representations and warranties of Seller and the Shareholders in this Agreement.

            2.3  Release of Additional Shares from Escrow from Time to Time
                 ----------------------------------------------------------
Prior to December 31, 1999. If Shares are to be used to satisfy claims for
--------------------------
indemnification pursuant to Section 10.7, Parent and the Shareholders shall jointly deliver instructions to the Escrow Agent providing for the release from the escrow of the applicable number of Shares, which shall be deemed for all purposes to be cancelled effective upon the delivery to the Escrow Agent of the replacement stock certificates prepared by Parent for the applicable reduced number of Shares that are to remain in escrow. Further, if under Section 7.7 below the Shareholders have the opportunity to sell a portion of their Shares in a public offering of the Company's Common Stock, and if and to the extent that Shares sufficient for such sale have not already been released from escrow, Parent and the Shareholders shall jointly deliver instructions to the Escrow Agent providing for the release from the escrow of the applicable number of Shares, and the remaining Shares in escrow shall continue to serve as collateral for the representations and warranties of Seller and the Shareholders in this Agreement.

            2.4  Release of Additional Shares from Escrow on June 1, 1999.
                 --------------------------------------------------------
Parent and the Shareholders shall jointly deliver instructions to the Escrow Agent providing for the release from the escrow on June 1, 1999 of 119,904 Shares to the Shareholders, but only to the extent that such 119,904 Shares are not then subject to being delivered to Parent pursuant to a Notice of Claim or Notice of Possible Claim (as defined in Section 10.3 below) and have not previously been cancelled under Section 2.3 above.

            2.5  Release of Additional Shares from Escrow on the Earlier of
                 ----------------------------------------------------------
Parent's Initial Public Offering or January 2, 2000. If no claim for
---------------------------------------------------
indemnification by the Parent Indemnified

Parties is pending on December 31, 1999, then all of the Shares then in escrow shall be released from escrow to the Shareholders (pro rata) on January 2, 2000. If either a Notice of Claim or a Notice of Possible Claim therefor is delivered by a Parent Indemnified Party to the Shareholders on or before December 31, 1999 and the amount of the claim for indemnification has not been satisfied by cash, then the number of Shares subject to being delivered to Parent in satisfaction of such claim shall remain in escrow until either the claim is paid in cash, the Shares are delivered to Parent in satisfaction of such claim based upon joint instructions from Parent and the Shareholders, or the claim is otherwise settled by Parent and the Shareholders. Parent and the Shareholders shall jointly instruct the Escrow Agent in accordance with the foregoing.

                       ARTICLE 3 - RULES OF CONSTRUCTION

            In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

            (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;

            (b)  Any reference to any gender includes the other genders;

            (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;

            (d)  Any reference to any agreement, instrument or other document
(i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and
(ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;

            (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;

            (f)  Any reference to "writing" includes printing, typing,
                                   -------
lithography and other means of reproducing words in a visible form;

            (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Atlanta, Georgia;

            (h)  Any reference to "dollars" and the symbol "$" means dollars
                                   -------                 ---
constituting legal tender for the payment of public and private debts in the United States of America;

            (i) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;

            (j) References herein to the "Seller Disclosure Schedules" shall mean the disclosure schedules, dated as of the date hereof, which have been delivered on the date hereof by Seller to Parent, and references to a numbered Seller Disclosure Schedule shall mean that portion of the Seller Disclosure Schedules that refers to the specific section or subsection of Article 4 of this Agreement;

            (k) References herein to the "Shareholder Disclosure Schedules" shall mean the disclosure schedules, dated as of the date hereof, which have been delivered on the date hereof by the Shareholders to Parent, and references to a numbered Shareholder Disclosure Schedule shall mean that portion of the Shareholder Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;

            (l) References herein to the "Parent Disclosure Schedules" shall mean the disclosure schedules, dated as of the date hereof, which have been delivered on the date hereof by Parent to Seller, and references to a numbered Parent Disclosure Schedule shall mean that portion of the Parent Disclosure Schedules that refers to the specific section or subsection of Article 6 of this Agreement;

            (m)  The terms "hereof," "hereby," "hereunder" and similar terms
                            ------    ------    ---------
shall refer to this Agreement as a whole;

            (n)  The term "including" shall mean "including, without
                           ---------
limitation";

            (o) The term "Governmental Authority" means any United States federal, state or local, or foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;

            (p) The term "Material Adverse Effect" with respect to a person or entity means any circumstance, change in, or effect on the business and affairs of such person or entity or any Subsidiary thereof that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business and affairs of such person or entity and its Subsidiaries: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, prospects, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially adversely affect the ability of such person or entity and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which it is currently operated or conducted or contemplated by such person or entity to be operated or conducted;

            (q) The term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner;

            (r)  The term "Parent Subsidiary" means any Subsidiary of Parent;

            (s) Each party and its counsel has had the opportunity to negotiate the terms and provisions of this Agreement. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.


             ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER
                             AND THE SHAREHOLDERS

            Seller and the Shareholders jointly and severally hereby represent and warrant to Parent and Purchaser as follows:

            4.1  Corporate Organization
                 ----------------------

            (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller.

            (b) Seller has no Subsidiaries. Aberdeen Corporation, which has been administratively dissolved, had no assets.

            (c)  Seller Disclosure Schedule 4.1 sets forth copies of Seller's
                 ------------------------------
Articles of Incorporation and bylaws.

            (d)  Except as set forth in Seller Disclosure Schedule 4.1, Seller
                                       ------------------------------
does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

            4.2  Capitalization. The authorized capital stock of Seller is as
                 --------------
disclosed on Seller Disclosure Schedule 4.2. Seller Disclosure Schedule 4.2 sets
             ------------------------------  ------------------------------
forth the names and addresses of each of the Shareholders and the number of shares of common equity securities ("Seller Common Stock") owned by each. Except as set forth on Seller Disclosure Schedule 4.2, there are no shares of Seller
                ------------------------------
Common Stock outstanding. Seller Disclosure Schedule 4.2 sets forth all options
                          ------------------------------
which may be exercised for issuance of Seller Common Stock and the terms upon which the options may be exercised ("Seller Stock Options"). Seller Disclosure
                                                             -----------------
Schedule 4.2 sets forth copies of the option plans and agreements pursuant to
------------
which the Seller Stock Options
were granted and a list of each outstanding Seller Stock Options. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued; are fully paid and nonassessable; were not issued in violation of any preemptive rights; were issued under available exemptions from federal and state securities laws; and are owned by the Shareholders free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except as disclosed in Seller Disclosure Schedule 4.2, neither Seller nor any Shareholder
             ------------------------------
has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Seller or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

            4.3  Authority; No Violation.
                 -----------------------
                 (a) Except for approval by the Shareholders of the Transaction (the "Seller Approvals"), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively "Authorizations") any third party or any Governmental Authority are necessary on behalf of Seller or the Shareholders in connection with (i) the execution and delivery by Seller and the Shareholders of this Agreement; and
(ii) the consummation by Seller and the Shareholders of the Transaction and the other transactions contemplated hereby. Subject to receipt of the Seller Approvals, Seller has the full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction and the other transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement have been duly and validly approved by the Board of Directors of Seller in accordance with the Articles of Incorporation and bylaws of Seller and with applicable Laws (as defined below). Except for the Seller Approvals, no other corporate proceedings on the part of Seller are necessary for the Seller and the Shareholders to execute and deliver this Agreement and be bound by the terms hereof. This Agreement has been duly and validly executed and delivered by Seller and the Shareholders and constitutes the valid and binding obligation of Seller and Shareholders enforceable against Seller and the Shareholders in accordance with its terms.

                 (b) Neither the execution and delivery of this Agreement by Seller or the Shareholders, nor the consummation by Seller and the Shareholders of the Transaction and the other transactions contemplated hereby in accordance with the terms hereof, nor compliance by Seller and the Shareholders with any of the terms or provisions hereof, will: (i) violate any provision of Seller's Articles of Incorporation or bylaws; (ii) assuming that the Seller Approvals are duly obtained, violate any United States federal, state or local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, ruling, decree or injunction of any Governmental Authority (collectively, "Laws") applicable to Seller, the Shareholders or any of its or their respective properties or assets; or (iii) except as set forth in Seller Disclosure Schedule
                                                      --------------------------
4.3, violate, conflict with, result in a breach of any provisions of, constitute
---
a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "Liens") upon any of the respective properties or assets of Seller or the Shareholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Shareholders is a party, or by which they or any of their respective properties or assets may be bound or affected.

            4.4  Financial Statements.
                 --------------------

                 (a)   Seller Disclosure Schedule 4.4 sets forth copies of: (i)
                       ------------------------------
the combined balance sheet of Seller as of December 31, 1997 and the combined statements of income, shareholders' equity and cash flows for the period ended December 31, 1997, (collectively, together with the related notes and any additional financial statements delivered pursuant to Section 7.4, the "Seller Financial Statements"). The Seller Financial Statements present fairly, in all material respects, the combined financial position of Seller as of the respective dates set forth therein, and the combined results of Seller's operations and cash flows for the respective periods set forth therein.

                 (b) The books and records of Seller have been maintained in compliance with applicable legal and accounting requirements. Such books and records will, on or before December 31, 1998, also be maintained in accordance with GAAP.

                 (c) Except as and to the extent reflected, disclosed or reserved against in the Seller Financial Statements, or as disclosed in Seller
                                                                        ------
Disclosure Schedule 4.4, as of December 31, 1997, Seller had no liabilities or
-----------------------
obligations of any kind, whether absolute, accrued, contingent or otherwise ("Liabilities"). Since December 31, 1997, and except as disclosed in Seller
                                                                     ------
Disclosure Schedule 4.4, Seller has not incurred any Liabilities except in the
-----------------------
ordinary course of business and consistent with past practice, which in the aggregate are not material.

            4.5  Broker's and Other Fees. Except as disclosed in Seller
                 -----------------------                         ------
Disclosure Schedule 4.5, neither Seller nor the Shareholders have employed any
-----------------------
broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. There are no fees (other than charges totaling $23,000) payable to any consultants, including lawyers and accountants, in connection with this Agreement or the transactions contemplated hereby or which would be triggered by consummation of this Agreement or the transactions contemplated hereby or the termination of the services of such consultants by Seller or the Shareholders.

            4.6  Absence of Certain Changes or Events.
                 ------------------------------------

                 (a)   Except as disclosed in Seller Disclosure Schedule 4.6,
                                              ------------------------------
there has been no Material Adverse Effect on the Seller since December 31, 1997 and to the best of Seller's and each Shareholder's knowledge, no facts or conditions exists which will cause a Material Adverse Effect on Seller (or Purchaser after the Transaction) in the future.

                 (b)   Except as set forth in Seller Disclosure Schedule 4.6,
                                              ------------------------------
since December 31, 1997 Seller has conducted its business only in the ordinary course, consistent with past practice.

            4.7  Legal Proceedings. Except as disclosed in Seller Disclosure
                 -----------------                         -----------------
Schedule 4.7, neither Seller nor either of the Shareholders is a party to any,
------------
and there are no pending or, to Seller's or the Shareholders' knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Seller or either of the Shareholders. Except as disclosed in Seller Disclosure Schedule 4.7, neither
                                     ------------------------------
Seller nor either of the Shareholders is a party to any order, judgment or decree entered in any lawsuit or proceeding. Without limiting the foregoing, except as disclosed in Seller Disclosure Schedule 4.7, no actions, suits,
                       ------------------------------
demands, notices, claims, investigations or proceedings are pending or, to Seller's or the Shareholders' knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Seller (in connection with such officer's, director's, employee's or agent's activities on behalf of Seller or that otherwise relate, directly or indirectly to Seller or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the knowledge of Seller or the Shareholders, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

            4.8  Taxes and Tax Returns.  Except as disclosed in Seller
                 ---------------------                          ------
Disclosure Schedule 4.8:
-----------------------
                 (a) Seller has duly filed all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any United States federal, state or local or foreign Taxes and has duly paid all such Taxes due and payable as finally determined by the applicable Governmental Authority, other than Taxes which are being contested in good faith (and disclosed to Parent in writing). As used herein, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. Seller has established on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of Seller through such date.

                 (b) None of the Returns of Seller has been examined by the I.R.S., or any other United States federal, state or local or any foreign Governmental Authority within the past six years. To the knowledge of Seller or the Shareholders, there are no audits or other Governmental Authority proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, Taxes upon Seller, nor has Seller given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of Seller, except for Liens for Taxes not yet due. Seller has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes.

                 (c) Seller: (i) has not requested any extension of time within which to file any Return which Return has not since been filed; (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Seller (nor does Seller or the Shareholders have any knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method, other than as related to the Indemnified Tax Claim); (iv) has not filed a consent with any Governmental Authority pursuant to which Seller has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated hereby; or (v) has not been a member of an affiliated group other than one of which the Seller was the common parent.

            4.9  Employee Benefit Plans and Relations. Except as disclosed in
                 ------------------------------------
Seller Disclosure Schedule 4.9:
------------------------------

                 (a) Seller does not maintain or contribute to any "employee pension benefit plan" (the "Seller Pension Plans"), as such term is defined in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any pension, profit-sharing, retirement, thrift or stock bonus plan, "employee welfare benefit plan" (the "Seller Welfare Plans"), as such term is defined in Section 3 of ERISA, or any other stock option plan, stock purchase plan, restricted stock plan, deferred compensation plan, severance plan, phantom stock plan, bonus plan or other similar plan, program or arrangement (collectively the "Employee Plans"). Seller has not contributed to, or been required to contribute to, any "Multiemployer Plan" as such term is defined in Section 3(37) of ERISA.

                 (b) Each of the Seller Pension Plans is intended to be a qualified plan within the meaning of Section 401(a) of the Code, and Seller is not aware of any fact or circumstance that would adversely affect the qualified status of any such plan.

                 (c) Each of the Seller Pension Plans, Seller Welfare Plans and other Employee Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable Laws.

                 (d) Neither Seller nor, to the knowledge of Seller or the Shareholders, any trustee, fiduciary or administrator of any Seller Pension Plan or Seller Welfare Plan or any trust created thereunder, has engaged in a "prohibited transaction" as such term is defined in Section 4975 of the Code, which could subject Seller, or, to the knowledge of Seller or the Shareholders, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

                 (e) No Seller Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" for which the 30 day notice has not been waived with respect to any Seller Pension Plan, as that term is defined in
Section 4043(b) of ERISA.

                 (f) There are no pending, or, to the knowledge of Seller or the Shareholders, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Seller Pension Plans or the Seller Welfare Plans or any trusts related thereto.

                 (g)   Accruals; Funding

                       (i)   Pension/Profit Sharing Plans.  None of the Employee
                             ----------------------------
Plans is a Pension/Profit Sharing Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents).


                       (ii)  Other Plans. Seller Disclosure Schedule 4.9 fully
                             -----------  ------------------------------
and accurately sets forth any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical arrangement and specifically designating any insured plan that provides for retroactive premium or other adjustments. The levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

                       (iii) Contributions. Except as set forth on Seller
                             -------------                         ------
Disclosure Schedule 4.9: (A) Seller and each trade or business (whether or not
-----------------------
incorporated), which together with Seller is treated as a single employer pursuant to Code Section 414(b),(c),(m) or (o) ("an ERISA Affiliate"), has made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law, or required to be paid as expense under such Employee Plan, including the Pension Benefit Guaranty Corporation ("PBGC") premiums and amounts required to be contributed under Code
Section 412; (B) all contributions have been made in accordance with the actuarial recommendations; and (C) no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to an Employee Plan.

                       (h) Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications that are required to have been filed, published or disseminated under ERISA or other Laws and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the Securities and Exchange Commission (the "SEC") with respect to the Employee Plans have been so filed, published or disseminated.

            4.10 Compliance with Applicable Laws. Except as set forth in Seller
                 -------------------------------                         ------
Disclosure Schedule 4.10, Seller holds all licenses, franchises, permits,
------------------------
consents and authorizations ("Licenses") necessary for the lawful conduct of their respective businesses except where the failure to hold such License would not have a Material Adverse Effect on Seller. No proceeding is pending or threatened seeking the revocation or suspension of any License. Seller is and has been in compliance in all material respects with all applicable Laws, and neither Seller nor any Shareholder has received any notices of any allegation of any violation of any Laws or Licenses.

            4.11 Certain Contracts.
                 -----------------

                 (a)   Seller Disclosure Schedule 4.11 lists the following
                       -------------------------------
agreements (collectively, the "Material Contracts"), including, without limitation, leases, purchase contracts and commitments, to which Seller is a party or by which Seller or any of its properties or assets is bound:

                       (i) all agreements that involve an annual commitment or payment by any party thereto of more than $10,000 individually or $50,000 in the aggregate with the same party or which have a fixed term extending more than 12 months from the date hereof;

                       (ii)  all joint venture, sales agency, sales
representative or distributorship, broker, franchise, license or similar agreements;

                       (iii) all leases;

                       (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by Seller in any amount (exclusive of advances to employees for expenses in the ordinary course of business);

                       (v) all powers of attorney, guarantees, suretyships or similar agreements; and

                       (vi) all other written agreements the breach of or default under which could have a Material Adverse Effect on Seller.

            Each of the Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms.

            (b)  Except as disclosed in Seller Disclosure Schedule 4.11, (i)
                                        -------------------------------
Seller is not a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Seller to any officer, employee, director or consultant thereof. Seller Disclosure Schedule 4.11 sets forth true and correct
                    -------------------------------
copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which Seller is a party.

            (c)  Except as disclosed in Seller Disclosure Schedule 4.11, no
                                        -------------------------------
agreement or understanding to which Seller is a party or by which any of them is bound limits the freedom of Seller to compete in any line of business or with any person.

            (d)  Except as disclosed in Seller Disclosure Schedule 4.11, neither
                                        -------------------------------
Seller nor, to the knowledge of Seller and the Shareholders, any other party thereto, is in default under any of the Material Contracts or any other agreement to which the Seller is a party or to which it or its properties are bound; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of Seller thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated hereby. Except as disclosed in Seller Disclosure Schedule 4.11, upon consummation of the
                       -------------------------------
Transaction, Purchaser will be entitled to enjoy the advantages and benefits of the business arrangements, opportunities and relationships as enjoyed by Seller prior to the date hereof without interference or interruption.

            4.12 Properties and Insurance.
                 ------------------------

                 (a)   Except as disclosed in Seller Disclosure Schedule 4.12,
                                              -------------------------------
Seller has good and, as to owned real property, marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Seller Financial Statements as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith and (ii) such Liens and title imperfections that do not in the aggregate have an adverse effect upon the business, operations, assets, and financial condition of Seller. Seller as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Seller as presently occupied, used, possessed and controlled by Seller or necessary in the operation of its business as currently conducted.

                 (b) The business operations and all insurable properties and assets of Seller are insured for their benefit under policies or bonds issued by insurers, in such amounts with such deductibles and against such risks and losses as are specified in the copies of all such policies as in effect on the date hereof attached hereto as Seller Disclosure Schedule 4.12. Neither Seller
                               -------------------------------
nor either of the Shareholders has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, and Seller is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                 (c)   Except as disclosed in Seller Disclosure Schedule 4.12,
                                              -------------------------------
no person other than Seller is currently entitled to possession of any of the properties of Seller, whether owned or leased by Seller. To the knowledge of Seller and the Shareholders, the real property, buildings, structures and improvements owned or leased by Seller conform to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Seller has not received notice nor does Seller have actual knowledge of (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by

Seller, (ii) any proposal for increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or (iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by Seller's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties or any basis for such. The properties and assets owned or leased by Seller are adequate for the conduct of their businesses as presently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned by Seller constitute all of the property and assets that Seller uses or may reasonably need in connection with the operation of its business as presently conducted, and the consummation of the transactions contemplated by this Agreement will not impair the ability of Parent to use such properties and assets.

            4.13 Environmental Matters.
                 ---------------------

                 (a) The operations of Seller comply, and have complied, in all respects with all applicable Environmental Laws (as defined below).

                 (b) Seller has obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of Seller's business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and Seller is in compliance in all respects with all terms and conditions thereof.

                 (c) Neither Seller nor either of the Shareholders has received any written notice of any pending or threatened investigation, proceeding or claim to the effect that Seller is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of Seller to any person or entity or for any such cleanup costs.

                 (d) The term "Environmental Laws" shall mean all Laws relating to pollution or protection of the environment.

            4.14 Intellectual Property.
                 ---------------------
                 (a)   Seller Disclosure Schedule 4.14 (i) lists and describes
                       -------------------------------
all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, and all patent, trademark and service mark licenses, (ii) describes all copyrights, computer software, databases, and all other intellectual property that are owned by or registered in the name of Seller or to which Seller has any rights as licensee or otherwise, which list specifies which items are owned and to which items Seller has rights as a licensee or otherwise, identifying each as third party software or as custom developed software ("Custom Software"); and (iii) lists and describes all contracts, agreements or understandings pursuant to which Seller has authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clauses (i) and (ii) above.

                 (b)   The items listed or described in the Seller Disclosure
                                                            -----------------
Schedule 4.14 pursuant to the preceding subsection (a) constitute or represent
-------------
all of the intellectual property necessary to the conduct of Seller's business, and Seller's ownership and use rights with respect thereto are free and clear Liens. Seller either owns, has a valid license to use, or otherwise has such rights as may be necessary to use all of the intellectual property listed in
Schedule 4.14, and all such rights can be transferred to Seller.

                 (c) All federal trademark or service mark registrations, and all applications to register any trademarks or service marks or any trademark register maintained by the United States government or any state or provincial government are based on truthful affidavits or declarations of use.

                 (d) The Custom Software has not infringed upon, and Parent's use of the Custom Software after the Closing, conduct of Seller's business after the Closing as presently conducted will not infringe upon any copyright, trade secret or other similar intellectual property belonging to any other person or entity. Except as identified in Seller Disclosure Schedule 4.14, Seller has not
                                -------------------------------
agreed to indemnify any person or entity for or against any infringement of or by the intellectual property set forth in the Seller Disclosure Schedule 4.14.
                                              -------------------------------
To the knowledge of Seller and Shareholders, no person or entity is infringing upon any of Seller's, and Seller is not infringing on any other person's, patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software or other intellectual property.

                 (e) Seller has, and immediately after the Closing Parent will have, rights to use all computer software and databases that are necessary to conduct Seller's business as presently conducted by Seller and all documentation relating to all such computer software and databases. The Custom Software, and to Seller's knowledge all of other computer software used by Seller, performs in accordance with the documentation related thereto or used in connection therewith and is free of material defects in programming and operation. Seller
                                                                        ------
Disclosure Schedule 4.14 identifies each person or entity to whom Seller has
------------------------
sold, licensed, leased or otherwise transferred or granted any interest in or rights to any of the computer software and databases and the date of each such sale, license, lease or other transfer or grant.

            4.15 No Parachute Payments. Except as disclosed in Seller Disclosure
                 ---------------------                         -----------------
Schedule 4.15, no officer, director, employee or agent (or former officer,
-------------
director, employee or agent) of Seller is entitled now, or will or may be entitled as a consequence of this Agreement or the Transaction, to any payment or benefit from Seller or from Parent, which if paid or provided would constitute an "excess parachute payment," as defined in Section 280G of the Code.

            4.16  Absence of Certain Agreements and Practices.
                  -------------------------------------------

                 (a)   Except as set forth in Seller Disclosure Schedule 4.16
                                              -------------------------------
or in connection with customary transactions in the ordinary course of business, no present or former officer, director or shareholder of Seller:

                       (i)   owes money to Seller;

                       (ii)  has any claim against Seller;

                       (iii) has any interest in any property or assets used by Seller in business;

                       (iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated herein;

                       (v) has any agreement with Seller that is not terminable by Seller without penalty or notice;

                       (vi) has any agreement providing severance benefits or other benefits, which are conditioned upon a change of control after the termination of employment of such employee regardless of the reason for such termination of employment; or

                       (vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

                 (b) Neither Seller nor any of its directors, officers, agents, affiliates or employees, nor any other person acting on behalf of Seller has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of Seller, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities to government officials or others in violation of any applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of Seller.

            4.17 Major Vendors and Customers. Seller Disclosure Schedule 4.17
                 ---------------------------  -------------------------------
sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, Seller, to whom Seller paid or billed in the aggregate in excess of $25,000 during calendar year 1997.

            4.18 Accounts Receivable. Seller Disclosure Schedule 4.18 sets forth
                 -------------------  -------------------------------
the accounts receivable of Seller as of December 31, 1997, as reflected in the Seller Financial Statements as of that date, together with an aging of these accounts. These accounts receivable, and all accounts receivable of Seller created after that date (other than the receivable from R. David Farr, Jr. included within the Excluded Assets), arose from valid transactions in the ordinary course of business and will be good and collectible at the recorded amounts thereof, subject to the allowance for doubtful accounts included in the Seller Financial Statements. No portion of the accounts receivable is subject to counterclaim or setoff.

            4.19 Corporate Records. The corporate record books (including the
                 -----------------
share records) of Seller are complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of Seller and all transactions involving the shares of Seller (and contain all canceled share certificates).

            4.20 Combinations Involving Seller. All mergers, consolidations or
                 -----------------------------
other business combinations involving Seller and all liquidations, purchases or other transactions by which Seller acquired any of its business and properties were conducted in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and applicable Laws.

            4.21 Bank Accounts.  Seller Disclosure Schedule 4.21 lists all bank,
                 -------------   -------------------------------
money market, savings and similar accounts and safe deposit boxes of Seller, specifying the account numbers and the authorized signatories or persons


            4.22 Labor Relations. Except as disclosed on Seller Disclosure
                 ---------------                         -----------------
Schedule 4.22, Seller is in compliance with all federal and state Laws
-------------
respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller or the Shareholders, threatened against or involving or affecting Seller and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Seller. Except for any Material Contract disclosed pursuant to Section 4.11, Seller is not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to Seller or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with Seller.

            4.23 Disclosure. No representation, warranty, or statement made by
                 ----------
Seller or the Shareholders in this Agreement or in any document or certificate furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. All facts known or reasonably available to Seller or the Shareholders that are material to the financial condition, operation, or prospects of the business and assets of Seller have been disclosed to Parent.

            4.24 Investment Intent. Seller is acquiring the Parent Common Stock
                 -----------------
pursuant to this Agreement for its own account, to hold for investment and with no present intention of dividing its participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and it will not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws (the "State Acts"). Without limiting the foregoing, Seller has no plan or intention to sell or otherwise dispose of any of the Parent Common Stock transferred to it other than in connection with its liquidation and the distribution of the Shares to the Shareholders subject to the escrow. Seller agrees that there will be placed on the certificate or other evidence of the Parent Common Stock, or any substitutions therefor, a legend stating in substance as provided in Section 5.7.

                  ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
                                OF SHAREHOLDERS

            Each Shareholder represents and warrants to Parent, severally and not jointly, with respect to himself and his ownership of Seller Common Stock, as follows:

            5.1  Ownership of Shares. The Shareholder owns of record and
                 -------------------
beneficially all of the Seller Common Stock set forth opposite his name on Seller Disclosure Schedule 4.2. Such Shareholder owns all right, title and
------------------------------
interest in and to such Seller Common Stock, free and clear of all Liens (including those for federal or state estate or inheritance taxes), options, rights of refusal or similar rights or other transfer restrictions of any nature whatsoever (including any arising from any pending or threatened litigation) other than restrictions on transfers arising out of applicable federal and state securities Laws and the agreements identified on Seller Disclosure Schedule 4.2
                                                 ------------------------------
(which restrictions shall be terminated at or prior to the Closing). The Shareholder owns no other securities of Seller.

            5.2  Authorization. With respect to this Agreement and any other
                 -------------
agreements, instruments and documents executed and delivered by the Shareholder pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Shareholder Delivered Agreements"): (i) such Shareholder has the right, power and authority to enter into the Shareholder Delivered Agreements executed and delivered by him and to consummate the transactions contemplated by, and otherwise to comply with and perform his obligations under them; and (ii) the Shareholder Delivered Agreements will, when delivered, constitute valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their terms.

            5.3  Absence of Violations or Conflicts. The execution and delivery
                 ----------------------------------
of the Shareholder Delivered Agreements and the consummation by such Shareholder of the transactions contemplated by, or other compliance with the performance under them do not and will not with the passing of time or giving of notice or both: (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of Seller or any of the Seller Common Stock under (A) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions) to which such Shareholder is a party or to which he or his properties or Seller or its properties are subject or bound, (B) any judgment, decree or order of any Governmental Authority to which such Shareholder or his properties are subject or bound, or (C) any applicable Laws; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of such Shareholder that would result in any Lien or other claim upon the assets of Seller.

            5.4  No Consents Required. Except as set forth on Shareholder
                 --------------------                         -----------
Disclosure Schedule 5.4, no Authorization of or with any Governmental Authority
-----------------------
or any other Authorization of or with any other third party on the part of such Shareholder is required in connection with his execution or delivery of the Shareholder Delivered Agreements or the consummation of the transactions contemplated by, or other compliance with the performance under, such Shareholder Delivered Agreements by such Shareholder.

            5.5  No Claims Against Seller. Except as set forth on Shareholder
                 ------------------------                         -----------
Disclosure Schedule 5.5, such Shareholder has no claim against Seller, except
-----------------------
for accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement), and except as otherwise specifically provided in this Agreement.

            5.6  Litigation Related to this Agreement. Such Shareholder is not a
                 ------------------------------------
party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Governmental Authority or other third party seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated hereby.

            5.7  Investment Intent. Such Shareholder will acquire the Parent
                 -----------------
Common Stock pursuant to the liquidation of Seller for his own account, to hold for investment and with no present intention of dividing his participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and he will not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws (the "State Acts"). Without limiting the foregoing, such Shareholder has no plan or intention to sell or otherwise dispose of any of the Parent Common Stock transferred to him in the liquidation of Seller. Such Shareholder agrees that there will be placed on the certificate or other evidence of the Parent Common Stock, or any substitutions therefor, a legend stating in substance:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES" HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (THE "GEORGIA CODE"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE GEORGIA CODE, AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

            5.8  Access to Information; Accredited Investor Status. Such
                 -------------------------------------------------
Shareholder has been given access to all material and relevant information concerning Parent, thereby enabling such Shareholder to make an informed investment decision concerning his investment in the Parent Common Stock. Such Shareholder has relied solely upon an independent investigation made by him and his representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine data and information relating to Parent. In making his investment decision to acquire the Parent Common Stock pursuant to the liquidation of Seller, such Shareholder is not relying on any oral or written representations or assurances from Parent or any other person or any representative of Parent or any other person other than as set forth in this Agreement. Such Shareholder has reviewed the definition of "accredited investor" in Rule 501 of Regulation D under the 1933 Act, and such Shareholder is an accredited investor.

            5.9  Economic Risk. Such Shareholder represents that he is able to
                 -------------
bear the economic risk of an investment in the Parent Common Stock, which such Shareholder acknowledges is currently illiquid, including a possible total loss of his investment. In making this statement, such Shareholder hereby represents and warrants to Parent that he has adequate means of providing for his current needs and contingencies; he is able to afford to hold the Parent Common Stock for an indefinite period and he further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Parent Common Stock. Further, such Shareholder represents that he has no present need for liquidity in the Parent Common Stock and is willing to accept such investment risks.

            5.10 Tax Advice. Such Shareholder has reviewed with his tax advisor
                 ----------
the United States federal, state, local and foreign tax consequences of an investment in the Parent Common Stock and the transactions contemplated by this Agreement. Such Shareholder is relying solely on such advisors and not on any statements or representations of Parent or any of its agents, and understands that he (and not Parent or Purchaser) shall be responsible for his own tax liability that will arise as a result of this investment or the transactions contemplated by this Agreement.

             ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent hereby represents and warrants to Seller and the Shareholders as follows:

            6.1  Corporate Organization.
                 ----------------------

                 (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent.

                 (b)   All Subsidiaries of Parent are listed on Parent
                                                                ------
Disclosure Schedule 6.1. Each Subsidiary is duly organized and validly existing
-----------------------
and in good standing under the laws of its state or other jurisdiction of incorporation. Each Parent Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent. Parent Disclosure Schedule 6.1 sets forth
                                   ------------------------------
copies of the Articles of Incorporation and bylaws, if any, as in effect on the date hereof, of Parent and each of the Parent Subsidiaries. Except as set forth in the Parent Disclosure Schedule 6.1, Parent does not own or control, directly
       ------------------------------
or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

            6.2  Capitalization. As of the date hereof, the authorized capital
                 -------------
stock of Parent consists of 10,000,000 shares of Parent Common Stock and 500,000 shares of preferred stock, without par value ("Parent Preferred Stock"). As of the date hereof, there were 6,000,000 shares of Parent Common Stock issued and outstanding, no shares of Parent Preferred Stock issued and outstanding, 693,846 shares reserved for issuance upon the exercise of that certain Stock Purchase Warrant issued by Parent to Sirrom Investments, Inc., and 244,616 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants ("Parent Stock Options"). All issued and outstanding shares of Parent Common Stock, and all issued and outstanding shares of capital stock of each of the Parent Subsidiaries, have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Parent Subsidiary are owned by Parent and are free and clear of any Liens. Except for the Parent Stock Options disclosed in Parent Disclosure
                                                            -----------------
Schedule 6.2, as of the date hereof, neither Parent nor any of the Parent
------------
Subsidiaries has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Parent or any of the Parent Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

            6.3  Authority; No Violation.
                 -----------------------

                 (a) No Authorization of any Governmental Authority is necessary on behalf of Parent in connection with the execution and delivery by Parent of this Agreement and the consummation by Parent of the Transaction and the other transactions contemplated hereby. Subject to receipt of the Parent Approvals, Parent has the full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction and the other transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the Transaction and the other transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent in accordance with the Articles of Incorporation of Parent and applicable Laws. Except for the

Parent Approvals, no other corporate proceedings on the part of Parent are necessary to consummate the Transaction and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the Transaction and the other transactions contemplated hereby in accordance with the terms hereof, or compliance by Parent with any of the terms or provisions hereof, will (i) assuming that the Parent Approvals are duly obtained, violate any provision of Parent's Articles of Incorporation or bylaws, (ii) assuming that the Parent Approvals are duly obtained, violate any Law applicable to Parent, any of the Parent Subsidiaries, or any of their respective properties or assets, or (iii) except as set forth in Parent Disclosure Schedule 6.3, violate, conflict with, result in a breach of
------------------------------
any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or the Parent Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Parent, and which will not prevent or delay the consummation of the Transaction and the other transactions contemplated hereby.

            (c) Subject to receipt of the Parent Approvals, Purchaser has the full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction and the other transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and the sole shareholder of Purchaser in accordance with the Articles of Incorporation of Purchaser and applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Purchaser are necessary to consummate the Transaction or the other transactions so contemplated. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

            6.4  Financial Statements.
                 --------------------

                 (a)   The financial statements of Parent set forth in Parent
                                                                       ------
Disclosure Schedule 6.4 (the "Parent Financial Statements"), as of their
-----------------------
respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 (b) Since April 30, 1998, there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of Parent or any Parent Subsidiary having, individually or in the aggregate, a Material Adverse Effect on

Parent, other than changes, occurrences and circumstances disclosed by the Parent prior to the date hereof.

            6.5  Broker's and Other Fees. Neither Parent nor any of the Parent
                 -----------------------
Subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

            6.6  Parent Common Stock. At the Effective Time, the Parent Common
                 -------------------
Stock to be issued pursuant to the Transaction will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free and clear of all Liens created by or through Parent (except as set forth in this Agreement and the documents and agreements executed in connection herewith).

            6.7  Disclosure. No representation, warranty, or statement made by
                 ----------
Parent in this Agreement or in any document or certificate furnished or to be furnished to Seller and the Shareholders pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. All facts known or reasonably available to Parent that are material to the financial condition, operation, or prospects of the business and assets of Parent have been disclosed to Seller and the Shareholders.

           ARTICLE 7 - COVENANTS AND CERTAIN ACTIONS OF THE PARTIES


            7.1  Best Efforts; Further Assurances; Cooperation. Subject to the
                 ---------------------------------------------
other provisions in this Agreement, the parties hereto shall in good faith perform their obligations under this Agreement before, at and after the Closing, and shall each use their reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other parties hereto in order to consummate the transactions contemplated by this Agreement.

            7.2  Public Announcements.  Neither Seller nor any of the
                 --------------------
Shareholders shall make any public announcement regarding any aspect of this Agreement without Parent's prior written consent.

            7.3  Shareholders' Approval.  On or before the date hereof, both of
                 ----------------------
the Shareholders shall approve the Transaction in compliance with applicable law.

            7.4  Shareholder Agreements.  All agreements among the Shareholders
                 ----------------------
and Seller relating to Seller or any stock or securities of Seller other than the Seller Stock Options are hereby terminated.

            7.5  Employee Matters.
                 ----------------

                 (a)   Employee Benefits. Parent, Purchaser and Seller shall
                       -----------------
take all action necessary or appropriate to permit the leased employees of Seller at the Closing Date who shall continue to be leased to Purchaser thereafter ("Continuing Employees") to continue such arrangement with Purchaser through Adminstaff after the Closing; provided, however, that nothing in this Agreement shall be deemed to require Parent to cause to be continued any employee's employment, responsibilities or officer title for any definite period, or to change the terms or conditions of any existing employee benefit program.

                 (b)   Employment Agreements. All employment agreements between
                       ---------------------
Seller and each of the Shareholders (other than agreements relating to confidentiality, ownership of inventions and materials and similar agreements benefiting Seller) are hereby terminated.

                 (c)   Insurance Benefits. Purchaser shall assume liability for
                       ------------------
the insurance benefits of the Shareholders listed on Schedule 7.5(c) hereto,
                                                     ---------------
which shall continue to be made available to the Shareholders after the Closing (provided that if and to the extent that Seller benefits from such arrangements, such benefits shall be amended to provide that such benefits hereafter accrue to Purchaser).

            7.6  Tax Matters; Cooperation and Exchange of Information. The
                 ----------------------------------------------------
Shareholders, Purchaser and Parent agree to furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future returns, to respond to audits, to negotiate settlements with Governmental Authorities and to prosecute and defend against Tax claims.

            7.7  Rights to Sell Shares in Public Offerings. Parent shall provide
                 -----------------------------------------
the Shareholders with the same rights to participate as selling shareholders in connection with public offerings of the Common Stock of Parent as are enjoyed by the members of Parent's senior management team.

            7.8  Tax Returns. Each Shareholder agrees to file, within the time
                 -----------
allowed by law, all federal, state, local, and foreign tax returns with the appropriate jurisdictions, for the period January 1, 1998 through the date of the Closing, to include therein all information required to be contained therein relating to Seller for such period, and to pay all Taxes with respect to Seller for such period in a manner consistent with the allocation of the consideration paid by Purchaser made pursuant to this Agreement.

            7.9  Change of Corporate Names. Purchaser shall change its name to
                 -------------------------
Aberdeen Marketing Group, Inc. upon the closing, and Seller shall provide any consents necessary for Purchaser to do so. Further, as soon as possible after closing, Aberdeen Marketing shall change its name to a name that does not include "Aberdeen."

            7.10 Liquidation of Seller. After the Closing and at the
                 ---------------------
Shareholders' expense, Seller shall take all steps necessary for the prompt distribution in liquidation of the Shares, the Excluded Assets, and the rights of Seller under this Agreement.

                        ARTICLE 8 - CLOSING CONDITIONS

            8.1  Conditions of Each Party's Obligations Under this Agreement.
                 -----------------------------------------------------------
The respective obligations of each party under this Agreement to consummate the Transaction shall be subject to the satisfaction, or, where permissible under applicable Law, waiver at or prior to the Closing Date of the following conditions:

                 (a)   Approval of Shareholders. This Agreement, the
                       ------------------------
Transaction and the transactions contemplated hereby shall have been approved by the requisite vote of the Shareholders.

                 (b)   Approvals and Regulatory Filings. All necessary
                       --------------------------------
Authorizations of Governmental Authorities required to consummate the transactions contemplated hereby shall have been obtained without any term or condition that would materially impair the value of Seller, or that would materially impair the value of Parent and the Parent Subsidiaries, taken as a whole. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                 (c)   Suits and Proceedings. The consummation of the
                       ---------------------
transactions contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Parent or Seller or their officers and directors. No suit or proceeding shall have been instituted by any person, or, to the knowledge of Parent or Seller, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Parent to control any material aspect of the business of Parent and the Parent Subsidiaries or Seller after the Effective Time, or (ii) to subject Purchaser or Seller or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

            8.2 Conditions to the Obligations of Parent and Purchaser Under this
                ----------------------------------------------------------------
Agreement. The obligations of Parent and Purchaser under this Agreement shall be
---------
further subject to the satisfaction or waiver, at or prior to the Closing Date of the following conditions:

                 (a)   Covenants and Agreements; Consents. Seller and the
                       ----------------------------------
Shareholders shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them at or prior to the Effective Time. All Authorizations of or with any nongovernmental third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Seller and the Shareholders shall have been obtained or made.

                 (b)   Opinion of Counsel. Parent shall have received an opinion
                       ------------------
of The Hishon Firm, LLC, counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Parent, covering the matters set forth on Exhibit 8.2(b).
   -------------
                 (c)   Certificates.  Seller shall have  furnished  Parent with
                       ------------
such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Parent may reasonably request.

                 (d)   Employment Agreements. Each of the Shareholders shall
                       ---------------------
have executed and delivered Employment Agreements with Parent in the form attached hereto as Exhibit 8.2(d), with the blanks therein properly completed,
                   --------------
the effectiveness of which are expressly conditioned upon consummation of the Transaction.

                 (e)   Shareholders Agreement. Certain of the Shareholders shall
                       ----------------------
have executed and delivered the First Amendment to Shareholders Agreement in the form attached hereto as Exhibit 8.2(e), the effectiveness of which is expressly
                        -------------
conditioned upon consummation of the Transaction.

                 (f)   Landlord and Equipment Lessor Consents. Seller shall have
                       --------------------------------------
furnished Parent with written consents executed by the landlords for each of the premises occupied by Seller and by the lessors of the equipment leased by Seller, respectively.

                 (g)   Wachovia Financing. Wachovia Bank shall have consented in
                       ------------------
writing to the assumption by Purchaser of Seller's obligations to such lender pursuant to the loans disclosed on Seller Disclosure Schedule 4.3.
                                   ------------------------------

                 (h)   Escrow Agreement. Each of the Shareholders shall have
                       ----------------
executed and delivered the Escrow Agreement with Escrow Agent, which also shall have executed such agreement.

                 (i)   Sirrom Financing.  Sirrom Investments, Inc. shall have
                       ----------------
consented in writing to the transaction.

            8.3  Conditions to the Obligations of Seller and the Shareholders
                 ------------------------------------------------------------
Under this Agreement. The obligations of Seller and the Shareholders under this
--------------------
Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date of the following conditions:

                 (a)   Covenants and Agreements; Consents. All Authorizations of
                       ----------------------------------
or with any nongovernmental third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Parent and the Purchaser shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on Parent or the Parent Subsidiaries, taken as a whole.

                 (b)   Opinion of Counsel to Parent. Seller shall have received
                       ----------------------------
an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to Seller, covering the matters set forth on Exhibit 8.3(b).
                                  -------------

                 (c)   Certificates. Parent and Purchaser shall have furnished
                       ------------
Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Seller may reasonably request.

                 (d)   Employment  Agreements.  Parent shall have executed and
                       ----------------------
delivered Employment Agreements with Parent in the form attached hereto as
Exhibit 8.2(d), with the blanks therein properly completed, the effectiveness of
--------------
which are expressly conditioned upon consummation of the Transaction.

                 (e)  Shareholders Agreement. Parent shall have executed and
                      ----------------------
delivered the First Amendment to Shareholders Agreement with the Shareholders in the form attached hereto as Exhibit 8.2(e), signed by all of the parties thereto
                            --------------
other than the Shareholders, the effectiveness of which is expressly conditioned upon consummation of the Transaction.

                 (f)   Escrow Agreement. Parent shall have executed and
                       ----------------
delivered the Escrow Agreement executed by the Shareholders and the Escrow
Agent.

                 (g)   Stock Option Agreements. Parent shall have executed and
                       -----------------------
delivered to Purchaser those certain stock option agreements granting the Shareholders the right to purchase as many as 175,000 shares of Parent Common Stock on the terms provided therein.

                       ARTICLE 9 - AMENDMENT AND WAIVER

            9.1  Specific Performance. The parties acknowledge that the rights
                 --------------------
of each party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant made by it herein, the other party or parties will be without adequate remedy at law. Each party agrees, therefore, that in the event that it violates, fails or refuses to perform any covenant or agreement made by it herein, the other party or parties so long as it or they are not in breach hereof, may, in addition to the remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

            9.2  Amendment. This Agreement may not be amended except by an
                 ---------
instrument in writing signed on behalf of all the parties hereto.

            9.3  Extension; Waiver. The parties may (a) extend the time for the
                 -----------------
performance of any of the obligations or other acts of the other parties hereto;
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by such writing as being waived, extended or modified.

                         ARTICLE 10 - INDEMNIFICATION

            10.1 Indemnification by Seller and the Shareholders. Subject to the
                 ----------------------------------------------
terms of this Article 10, Seller and the Shareholders shall, jointly and severally, indemnify, defend, save and hold harmless Parent and Purchaser (collectively, the "Parent Indemnified Parties"), from and against any demands, claims, actions, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "Indemnifiable Damages", suffered by the Parent Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

                 (a) any breach of any of the representations, warranties, covenants or agreements made by Seller or the Shareholders in this Agreement;

                 (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by Seller or the Shareholders at the Closing;

                 (c) any expenses, charges, fees, or costs associated with any audit of Seller for Taxes related to periods prior to the Closing Date, and any Taxes imposed as a result of any such audit, even though any such audit commences, or a party does not become aware of any such audit until after the Closing Date (this provision shall not, however, be deemed to limit the indemnification obligations of Parent and Purchaser for the Indemnified Tax Claim);

                 (d) any expenses, charges, fees, or costs associated with the Transaction in excess of $23,000, not less than $11,500 of which shall be paid to The Hishon Firm, LLC; or

                 (e)   the Farr Liabilities.

            10.2 Indemnification by Parent. Subject to the terms of this Article
                 -------------------------
10, Parent shall indemnify, defend, save and hold harmless Seller and the Shareholders (collectively, the "Seller Indemnified Parties"), from and against any Indemnifiable Damages suffered by the Seller Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

                 (a) any breach of any of the representations, warranties, covenants and agreements made by Parent or Purchaser in this Agreement;

                 (b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by Parent or Purchaser at the Closing; or

                 (c) any Indemnifiable Damages suffered by the Shareholders in connection with Purchaser's failure to pay an obligation assumed under
Section 1.1(a).

            10.3 Claims for Indemnification. The representations, warranties,
                 --------------------------
covenants and agreements in this Agreement shall survive the Closing subject to the limitations set forth herein and shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Effective Time. The party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 10 may be claimed; provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. A party shall have no liability under this Article 10 for breach of a representation or warranty, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the Indemnified Party prior to the second anniversary of the Effective Time; provided, however, that as to any liability arising pursuant to Sections 4.1, 4.2, 4.3, 4.8, 4.9, 4.13, 4.14,
Article 5 and Sections 6.1, 6.2, 6.3 and 6.6 hereof, any Notice of Claim or Notice of Possible Claim must be delivered by the Indemnified Party not later than ninety (90) days after the expiration of the applicable statute of limitations (including any extensions) therefor; and provided, further, that the limitations set forth in this Section 10.3 shall not apply to liability under this Article 10 for any intentional breach of a representation or warranty in this Agreement or to the Farr

Liabilities. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

            10.4 Defense of Claim by Third Parties. If any claim is made by a
                 ---------------------------------
third party against a party to this Agreement that, if sustained, would give rise to a liability of another party under this Agreement, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to join in the defense and settlement of the claim. The failure to provide such notice will not relieve the Indemnifying Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure; provided that a failure to afford the Indemnifying Party and its counsel the opportunity to join in the defense and settlement of the claim shall be an absolute bar to a claim against the Indemnifying Party for indemnification for such claim.

            10.5 Third Party Claim Assistance. From time to time after the
                 ----------------------------
Closing, Parent, Purchaser, and the Shareholders shall provide or cause their appropriate employees or representatives to provide the other party with information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a party may be required to indemnify another party under this Agreement. The party receiving such information or data shall reimburse the other party for all of its reasonable costs and expenses in providing these services, including, without limitation, (i) all out of pocket, travel and similar expenses incurred by its personnel in rendering these services; and (ii) all fees and expenses for services performed by third parties engaged by or at the request of such other party.

            10.6 Settlement of Indemnification Claims. If a recipient of a
                 ------------------------------------
Notice of Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counternotice, setting forth the basis for disputing such claim, to Parent or the Shareholders, as the case may be. If no such counternotice is given within such thirty (30) day period, or if Parent or the Shareholders, as the case may be, acknowledges liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 10.7. If, within thirty (30) days after the receipt of counternotice by Parent or the Shareholders, as the case may be, the Shareholders and Parent shall not have reached agreement as to the claim in question, then the party disputing the claim shall satisfy any undisputed amount as specified in Section
10.7 and the disputed amount of the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Atlanta, Georgia area before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a party shall be indemnified hereunder, the amount shall be satisfied as provided in
Section 10.7. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 10.6 is referred to as the "Determination Date."

            10.7 Manner of Indemnification.
                 -------------------------

                 (a) Except as provided in Section 10.7(b), all indemnification under this Article 10 shall be made by payment of cash or delivery of a certified or cashier's check in the amount of the indemnification liability no later than five (5) days following the Determination Date.

                 (b) The Shares deposited into escrow as pursuant to Article 2 shall serve as collateral for Indemnifiable Damages owed by the Shareholders to the Parent Indemnified Parties, provided that if the Shareholders pay cash or deliver a certified or cashier's check in the amount of the indemnification liability not later than five (5) days following the Determination Date, then the Shares in escrow shall not be used to satisfy the indemnification liability. If the Shares in escrow are to be used to satisfy the indemnification liability, the amount of liability asserted or anticipated to be asserted by reason of the claim shall be divided by $4.17 to arrive at a number of Shares that may potentially be cancelled in satisfaction of such claim.

            10.8 Indemnification Exclusive Remedy. In the absence of fraud, and
                 --------------------------------
except for non-monetary equitable relief, if the Closing occurs, indemnification pursuant to the provisions of this Article 10 shall be the sole and exclusive remedy of the parties for any breach of any representation or warranty contained in this Agreement.

            10.9 Certain Limitations. The foregoing indemnification obligations
                 -------------------
are subject to the limitation that no Indemnifying Party shall have any liability for indemnification for breaches of representations and warranties pursuant to this Article 10 unless the total Indemnifiable Damages for which the Indemnifying Party would be liable exceed $100,000 in the aggregate, and then only for the excess; provided, however, that the foregoing limitation shall not
                     --------  -------
apply to any Indemnifiable Damages with respect to, as a result of or involving
(i) any intentional breach of a representation or warranty in this Agreement or
(ii)the Farr Liabilities. In no event shall the liability of the Shareholders and Seller under this Article 10 exceed the total consideration paid by Parent in the Transaction, and in no event shall an individual Shareholder's liability under this Article 10 exceed the total consideration paid by Parent multiplied by such Shareholder's percentage of Seller Common Stock. Parent and Purchaser agree that they will first seek to recover damages against Administaff for a breach of the representations and warranties in Section 4.9 before bringing a claim against Seller and the Shareholders in that regard, provided that the time period set forth in Section 10.3 in which such claim must be brought shall be extended for the duration of the period in which Parent and Purchaser are pursuing their remedies against Administaff.

                          ARTICLE 11 - MISCELLANEOUS

            11.1 Expenses.
                 --------

                 (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

                 (b) Notwithstanding any provision in this Agreement to the contrary, if either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation reasonable legal, reasonable accounting, reasonable investment banking and reasonable printing expenses incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

                 (c) Whenever this Agreement or any agreement entered into in connection with this Agreement refers to legal fees, attorney's fees, reasonable attorney's fees or words of similar import, such reference shall be deemed to refer to attorneys' fees actually and reasonably incurred for the reasonable expenditure of hours at normal and customary hourly rates for the attorneys involved, without reliance upon any statutes that may allow such fees to be calculated on a percentage basis, which statutory provisions are hereby waived.

            11.2 Notices. All notices or other communications which are required
                 -------
or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

(a)         If to Parent or Purchaser, to:

                  MegaMarketing Corporation
                  c/o Nelson Mullins Riley & Scarborough, L.L.P.
                  999 Peachtree Street, N.E.
                  Suite 1400
                  Atlanta, Georgia 30309
                  Attn:  John P. Kelly, President and Chief Executive Officer
                  Telefax:  (404) 817-6150

                  Copy to:

                  Nelson Mullins Riley & Scarborough, L.L.P.
                  999 Peachtree Street, N.E.
                  Suite 1400
                  Atlanta, Georgia 30309
                  Attn:  Glenn W. Sturm
                  Telefax:  (404) 817-6050

        (b)       If to Seller, to:

                  Aberdeen Marketing, Inc.

                  2030 Powers Ferry Road
                  Suite 120
                  Atlanta, GA  30339
                  Attn:  Emery Ellinger, III
                  Telefax:  (770) 661-1550

                  Copy to:

                  Robert H. Hishon, Esq.
                  The Hishon Firm, LLC
                  999 Peachtree Street, N.E.
                  Suite 1900
                  Atlanta, Georgia 30309
                  Telefax:  (404) 817-2486

            (c) If to the Shareholders, to their respective addresses as set forth on the signature page to this Agreement;

            or to such other addresses and telefax numbers as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of two business days after the date actually sent via overnight or express courier, five days after mailed and upon telefax confirmation of receipt to addressee by the sender.

            11.3 Parties in Interest. This Agreement shall be binding on and
                 -------------------
shall inure to the benefit of the parties hereto and their respective successors, representatives and assigns. This Agreement (and the rights and interests herein) may not be assigned by any party without the written consent of the other parties. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

            11.4 Entire Agreement. This Agreement, which includes the Disclosure
                 ----------------
Schedules and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

            11.5 Counterparts. This Agreement may be executed by each party upon
                 ------------
a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

            11.6 Governing Law.
                 -------------

                 (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

                 (b) Parent, Purchaser, Seller and the Shareholders consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States Federal District Courts in Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

            11.7 Arbitration. Any dispute, controversy or claim arising out of
                 -----------
or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in force at the time and in the manner described in Section 10.6.

            11.8 Invalidity of any Part. If any provision or part of this
                 ----------------------
Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

            11.9 Time of the Essence; Computation of Time. Time is of the
                 ----------------------------------------
essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the party having such right or duty shall have until 5:00 p.m., Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

            IN WITNESS WHEREOF, Parent, Purchaser, Seller and Shareholders have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                            MEGAMARKETING CORPORATION


                                            /s/ Edward J. Rutkowski
                                            ------------------------------------
                                            By:      Edward J. Rutkowski
                                               ---------------------------------
                                            Its:     Executive Vice President
                                               ---------------------------------

                                            MEGAMARKETING ACQUISITION
                                            THREE, INC.


                                            /s/ Edward J. Rutkowski
                                            ------------------------------------
                                            By:      Edward J. Rutkowski
                                               ---------------------------------
                                            Its:     Executive Vice President
                                               ---------------------------------

                                            ABERDEEN MARKETING, INC.


                                            /s/ Emery Ellinger, III
                                            ------------------------------------
                                            By:      Emery Ellinger, III
                                               ---------------------------------
                                            Its:     Chief Executive Officer
                                               ---------------------------------






                     [Signatures continue on following page]

                                            PROMAIL, INC.


                                            /s/ Emery Ellinger, III
                                            ------------------------------------
                                            By:      Emery Ellinger, III
                                               ---------------------------------
                                            Its:     Chief Executive Officer
                                               ---------------------------------


                                            GLOBELTEL, INC.


                                            /s/ Emery Ellinger, III
                                            ------------------------------------
                                            By:      Emery Ellinger, III
                                               ---------------------------------
                                            Its:     Chief Executive Officer
                                                --------------------------------

                                            SHAREHOLDERS:


                                            /s/ Donald J. Muscolino
                                            ------------------------------------
                                            Name:    Donald J. Muscolino
                                                 -------------------------------
                                            Address: 620 Telford Place
                                                   -----------------------------
                                                     Atlanta, Georgia  30342


                                            /s/ Emery Ellinger, III
                                            ------------------------------------
                                            Name:    Emery Ellinger, III
                                                 -------------------------------
                                            Address: 472 Peachtree Battle Avenue
                                                    ----------------------------
                                                     Atlanta, Georgia  30305